Exhibit 99.1

JOINT FILING AGREEMENT

Pursuant to Rule 13d-1(k)(1) under the Securities Exchange Act of 1934, the undersigned hereby agree that a single Schedule 13G (or any amendment thereto) relating to the Common Stock of The RealReal, Inc. may be filed on behalf of each of the undersigned and that this Agreement shall be filed as an exhibit to such Schedule 13G.

This Agreement may be executed in any number of counterparts, each of which shall be deemed an original.

Dated: December 14, 2020

PWP Growth Equity Fund II LP
By: PWP Growth Equity Fund II GP LLC Its: General Partner By: GreyLion Capital GP LLC Its: Managing Member
By:	/s/ Gilbert Baird
Name:	Gilbert Baird
Title:	Authorized Signatory

PWP Growth Equity Fund II B LP
By: PWP Growth Equity Fund II GP LLC Its: General Partner By: GreyLion Capital GP LLC Its: Managing Member
By:	/s/ Gilbert Baird
Name:	Gilbert Baird
Title:	Authorized Signatory

GreyLion Capital LP
By: GreyLion Capital Fund III GP LP Its: General Partner By: GreyLion Capital III GP LLC Its: General Partner
By:	/s/ Gilbert Baird
Name:	Gilbert Baird
Title:	Authorized Signatory

GreyLion Capital GP LLC

By:	/s/ Gilbert Baird
Name:	Gilbert Baird
Title:	Authorized Signatory

David Ferguson

By:	/s/ David Ferguson
Name:	David Ferguson

Gilbert Baird

By:	/s/ Gilbert Baird
Name:	Gilbert Baird